UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2016

CHECKPOINT SYSTEMS, INC.

(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania	001-11257	22-1895850
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Wolf Drive, PO Box 188, Thorofare, New Jersey		08086
(Address of principal executive offices)		(Zip Code)

856-848-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 20, 2016, the German Federal Cartel Office granted clearance of the proposed merger of Checkpoint Systems, Inc. (“Checkpoint” or the “Company”) and CCL Industries Inc., a corporation organized under the laws of Canada (“CCL”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March 1, 2016, by and among CCL, CCL Industries USA Corp., a Pennsylvania corporation and wholly owned indirect subsidiary of CCL, and the Company (the “Merger Agreement”). As a result of this clearance, along with the notice of early termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, that Checkpoint received from the United States Federal Trade Commission on April 1, 2016, the condition to the merger relating to required antitrust approvals has been satisfied.

The transaction remains subject to other customary closing conditions set forth in the Merger Agreement, including approval by Checkpoint’s shareholders. Assuming approval or waiver of all remaining closing conditions, the transaction is expected to close in the second quarter of 2016.

Additional Information

A special shareholder meeting will be held on May 11, 2016, in order to obtain shareholder approval in connection with the proposed merger between the Company and CCL. On April 8, 2016, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A in connection with the proposed merger. Investors of the Company are urged to read the definitive proxy statement and other relevant materials filed by the Company with the SEC carefully and in their entirety because they contain important information about the Company, CCL and the proposed merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Checkpoint with the SEC at the SEC’s website at www.sec.gov, at Checkpoint’s website at http://us.checkpointsystems.com or by sending a written request to the Company at 101 Wolf Drive, PO Box 188, Thorofare, New Jersey, Attention: General Counsel.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s shareholders in connection with the proposed merger is set forth in the Company’s definitive proxy statement for its special shareholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger is set forth in the definitive proxy statement.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the merger and the ability to consummate the merger. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain shareholder approval as required for the merger; (2) conditions to the closing of the merger may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, the Company shareholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 27, 2015, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Systems, Inc.

Dated: April 21, 2016	By:	/s/ Bryan T. R. Rowland
Bryan T. R. Rowland Vice President, General Counsel and Corporate Secretary